SHILOH INDUSTRIES REPORTS FIRST-QUARTER FISCAL 2017 RESULTS

GROSS PROFIT INCREASES BY 50 PERCENT YEAR-OVER-YEAR

VALLEY CITY, Ohio, March 9, 2017 (GLOBE NEWSWIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), a leading global supplier of lightweighting, noise, and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported financial results for its first-quarter of fiscal 2017 ended January 31, 2017.

First-Quarter 2017 Highlights:

•	Gross margin for the quarter increased 330 basis points to 9.6 percent, compared to 6.3 percent in the year ago quarter, benefitting from favorable product mix and operational efficiencies.

•	Gross profit increased by 49.8 percent to $23.8 million, compared to $15.9 million in the year ago quarter.

•	Net loss per basic share for the quarter was $0.11, compared to a loss of $0.30 in the year ago quarter.

•	Adjusted EBITDA margin for the quarter increased 230 basis points to 5.8 percent, compared to 3.5 percent in the year ago quarter.

•	Adjusted EBITDA increased by 62.2 percent to $14.4 million, compared to $8.9 million in the year ago quarter.

•	New product wins represented an expected $97 million in sales over the life-of-programs.

"We continue to build on the operational and financial improvements that were achieved in 2016,” according to Ramzi Hermiz, president and chief executive officer. “We generated $27 million in cash from operating activities during the first quarter and reduced our long term debt by $20 million compared to year end fiscal 2016. We continue to deliver on our goals to transition our product mix, improve operational efficiencies and drive greater profitability while providing our customers with industry-leading lightweighting solutions,” said Hermiz.

Shiloh to Host Conference Call Today at 8:00 A.M. ET
Shiloh Industries will host a conference call on Thursday, March 9 at 8:00 A.M. Eastern Time to discuss the Company's 2017 first-quarter fiscal financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh Industries first-quarter conference call. A replay will be available after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13656782. The replay will be available until March 30, 2017. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.shiloh.com.

Investor Contact:

For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at: 1-330-558-2600 or at investor@shiloh.com.

About Shiloh Industries, Inc.

Shiloh Industries, Inc. (NASDAQ: SHLO) is a global innovative solutions provider focusing on lightweighting technologies that provide environmental and safety benefits to the mobility market.  The Company designs and manufactures products within body structure, chassis and powertrain systems, leveraging one of the broadest portfolios in the industry. Shiloh’s multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with its proprietary line of noise and vibration reducing ShilohCore acoustic laminate products.  The strategic BlankLight®, CastLight™ and StampLight™ brands combine to maximize lightweighting solutions without compromising safety or performance. The Company has over 3,600 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

Forward-Looking Statements
Certain statements made by Shiloh in this Press Release regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.
The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements.
Listed below are some of the factors that could potentially cause actual results to differ materially from expected future results. Other factors besides those listed here could also materially affect the Company’s business.

•	The Company's ability to accomplish its strategic objectives.

•	The Company's ability to obtain future sales.

•	Changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities.

•	Costs related to legal and administrative matters.

•	The Company's ability to realize cost savings expected to offset price concessions.

•
The Company's ability to successfully integrate acquired businesses, including businesses located outside of the United States. Risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of its products.

•	Inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks.

•	Work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers.

•	The Company's dependence on the automotive and heavy truck industries, which are highly cyclical.

•	The dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production.

•	Regulations and policies regarding international trade.

•
Financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies. Increases in the price of, or limitations on the availability of aluminum, magnesium or steel, the Company's primary raw materials, or decreases in the price of scrap steel.

•	The successful launch and consumer acceptance of new vehicles for which the Company supplies parts.

•
The impact on historical financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of the Company’s operating results.

•
The occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness.

•	Pension plan funding requirements.
See "Part I, Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2016 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the SEC.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “EBITDA,” “adjusted EBITDA," "adjusted EBITDA margin" and "adjusted net income per share." We define EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation and amortization. We define adjusted EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted net income per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted net income per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted Earnings Per Share Reconciliation	Three Months Ended January 31,
	2017	2016
Net loss per common share (GAAP)
Basic	$(0.11)	$(0.30)
Asset impairment	—	0.01
Professional fees	0.06	0.07
Amortization of intangibles	0.02	0.02
Basic adjusted earnings per share (non-GAAP)	$(0.03)	$(0.20)

Adjusted EBITDA Reconciliation	Three Months Ended January 31,
	2017	2016
Net loss (GAAP)	$(2,018)	$(5,127)
Depreciation and amortization	9,718	9,312
Stock compensation expense	397	189
Interest expense, net	4,810	4,350
Benefit for income taxes	(76)	(1,911)
EBITDA (non-GAAP)	12,831	6,813
Asset impairment	41	273
Professional fees	1,543	1,800
Adjusted EBITDA	$14,415	$8,886
Adjusted EBITDA margin	5.8%	3.5%

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollar amounts in thousands)

	January 31, 2017	October 31, 2016

ASSETS:
Cash and cash equivalents	$6,020	$8,696
Investment in marketable securities	350	174
Accounts receivable, net of allowance for doubtful accounts of $776 and $790 at January 31, 2017 and October 31, 2016, respectively	168,266	183,862
Related-party accounts receivable	1,639	1,235
Prepaid income taxes	1,873	1,653
Inventories, net	62,097	60,547
Prepaid expenses and other assets	35,739	36,986
Total current assets	275,984	293,153
Property, plant and equipment, net	267,289	265,837
Goodwill	27,313	27,490
Intangible assets, net	16,716	17,279
Deferred income taxes	9,911	9,974
Other assets	11,226	12,696
Total assets	$608,439	$626,429
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,760	$2,023
Accounts payable	159,801	158,514
Other accrued expenses	44,641	40,824
Accrued income taxes	739	1,686
Total current liabilities	206,941	203,047
Long-term debt	236,660	256,922
Long-term benefit liabilities	23,312	23,312
Deferred income taxes	5,161	4,734
Interest rate swap agreement	3,172	5,036
Other liabilities	1,112	588
Total liabilities	476,358	493,639
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2017 and October 31, 2016, respectively	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 17,825,456 and 17,614,057 shares issued and outstanding at January 31, 2017 and October 31, 2016, respectively	178	176
Paid-in capital	70,798	70,403
Retained earnings	116,655	118,673
Accumulated other comprehensive loss, net	(55,550)	(56,462)
Total stockholders’ equity	132,081	132,790
Total liabilities and stockholders’ equity	$608,439	$626,429

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended January 31,
	2017	2016
Net revenues	$247,938	$251,055
Cost of sales	224,138	235,166
Gross profit	23,800	15,889
Selling, general & administrative expenses	20,188	17,344
Amortization of intangible assets	565	564
Asset impairment	41	273
Operating income (loss)	3,006	(2,292)
Interest expense	4,812	4,352
Interest income	(2)	(2)
Other expense	290	396
Loss before income taxes	(2,094)	(7,038)
Benefit for income taxes	(76)	(1,911)
Net loss	$(2,018)	$(5,127)
Loss per share:
Basic loss per share	$(0.11)	$(0.30)
Basic weighted average number of common shares	17,720	17,342
Diluted loss per share	$(0.11)	$(0.30)
Diluted weighted average number of common shares	17,720	17,342

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollar amounts in thousands)

	Three Months Ended January 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,018)	$(5,127)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,718	9,312
Asset impairment, net	41	273
Amortization of deferred financing costs	832	621
Deferred income taxes	(1,285)	506
Stock-based compensation expense	397	189
(Gain) loss on sale of assets	37	(19)
Changes in operating assets and liabilities:
Accounts receivable	15,448	40,146
Inventories	(1,502)	(2,774)
Prepaids and other assets	2,008	5,035
Payables and other liabilities	4,112	(27,180)
Prepaid and accrued income taxes	(1,164)	(2,387)
Net cash provided by operating activities	26,624	18,595
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,077)	(1,797)
Proceeds from sale of assets	4	135
Net cash used for investing activities	(9,073)	(1,662)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(208)	(212)
Proceeds from long-term borrowings	33,200	21,500
Repayments of long-term borrowings	(53,327)	(43,724)
Payment of deferred financing costs	(221)	(308)
Net cash used for financing activities	(20,556)	(22,744)
Effect of foreign currency exchange rate fluctuations on cash	329	(487)
Net decrease in cash and cash equivalents	(2,676)	(6,298)
Cash and cash equivalents at beginning of period	8,696	13,100
Cash and cash equivalents at end of period	$6,020	$6,802

Supplemental Cash Flow Information:
Cash paid for interest	$3,954	$3,747
Cash paid for income taxes	924	90

Non-cash Activities:
Capital equipment included in accounts payable	$2,251	$2,222